EXHIBIT 99.1

MATTHEWS INTERNATIONAL CORPORATION
Corporate Office
Two NorthShore Center
Pittsburgh, PA  15212-5851
Phone:  (412) 442-8200
Fax:  (412) 442-8290                                          PRESS RELEASE
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Release Date: May 23, 2001       Contact: Edward J. Boyle
                                          Vice President-Accounting & Finance
                                          412-442-8244


                  MATTHEWS INTERNATIONAL ACQUIRES THE
           COMMEMORATIVE PRODUCTS BUSINESS OF THE YORK GROUP
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PITTSBURGH, PA, MAY 23, 2001 - Matthews International Corporation (NASDQ:
MATW) today announced that it has acquired the Commemorative Products business of The York Group for $45 million cash. As part of the transaction, Matthews will acquire York's manufacturing facilities in Kingwood, West Virginia and Bryan, Texas. The acquisition is expected to be accretive to Matthews' earnings immediately.

David J. DeCarlo, President of the Bronze segment of Matthews International Corporation, commented that "Matthews is fortunate to have the opportunity to add the Commemorative Products business of The York Group to the Matthews product offerings." Mr. DeCarlo further noted that, "The York products are well respected in the industry for their quality and craftsmanship."

Matthews International Corporation, headquartered in Pittsburgh, Pennsylvania, is a leading designer, manufacturer and marketer principally of custom-made identification products. The Company's products include cast bronze memorials and other memorialization products, cremators and cremation-related products; mausoleums; printing plates, pre-press services, and imaging systems for the corrugated and flexible packaging industries; and marking equipment and consumables for identifying various consumer and industrial products and containers.

Any forward-looking statements contained in this release are included pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to be materially different from management's expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include economic, competitive, and technological factors beyond the Company's control.